EXHIBIT 16.1




April 12, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Bridge Capital Holdings (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K/A, Amendment No. 1, report dated March 29, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PRICEWATERHOUSECOOPERS LLP
_____________________________
PricewaterhouseCoopers LLP
San Francisco, Ca